UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT TO 1934

August 24, 2004
(Date of earliest event reported)

AERO MARINE ENGINE, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-49698	98-035307
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, 121 S.W. Salmon Street, Suite 1100, Portland, Oregon	97204
(Address of principal executive office)	(Zip Code)

(503) 471-1348
(Registrant’s telephone number, including area code)

199 Trade Zone Drive, Ronkonkoma, New York  11779
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ٱ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ٱ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ٱ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ٱ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 24, 2004 an Exclusive Purchase Agreement was executed whereby International Equity Partners SA, a Mexican corporation, acquired 100% of the issued and outstanding shares of stock of Transporter, Inc., a Nevada corporation, which has developed video conferencing software allowing the creation of virtual private networks that are PC based, have no need to use servers or special equipment, and operate on any broadband connection. The purchase price was $3,000,000, $100,000 of which is payable within 60 days of the date of the Exclusive Purchase Agreement with the balance payable in intervals over 24 months. In addition, the former stockholders of Transporter, Inc., Carig Della Penna and Daniel H. Werner, are to be issued 1,000,000 shares of the common stock of the Registrant.. The certificates for the shares will bear the appropriate 2-year legend, after the removal of which the shares are guaranteed to be worth at least $2.00 per share, and, if worth less, additional shares of stock will then be issued to make up the difference.

By Agreement also dated August 24, 2004, the Registrant acquired through an assignment by Equity Partners, SA all right, title, and interest in the aforesaid Exclusive Purchase Agreement in exchange for 25,000,000 shares of common stock of the Registrant. The certificates will bear the appropriate 2-year restrictive legend.

Also on August 24 2004 the Registrant entered into a Joint Venture Agreement with Adaptive Propulsion Systems, LLC (“Adaptive”), a wholly owned subsidiary of Tactronics (www.tractroncis.com), a major supplier of equipment to the United States Special Forces Command. Adaptive will provide 100% of the capital and labor to build to military grade engines based on the Registrant’s Dyna Cam engine design. Once approved by the United States Government, Adaptive will manufacture and market the engines to all NATO countries’ military. Adaptive will pay the Registrant 20% gross royalty on all orders of the engines. The Registrant will have the rest of the world military market and all civilian commercial applications, and the Registrant will pay a five (5%) percent royalty on such orders to Adaptive.

On August 25, 2004 the Registrant entered into a Consulting Fee Agreement with Carlyle Financial Consulting Group, which will continue to provide consulting services for all of the Registrant’s businesses and will also continue to coordinate prospective acquisitions in European countries and the Arabian Gulf.  The consulting fee is 1,400,000 shares of the common stock of the Registrant, which the Registrant intends to register with the Securities and Exchange Commission on the Form S-8 Registration Statement under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 10.1	Exclusive Purchase Agreement
Exhibit 10.2	Agreement (Assignment)
Exhibit 10.3	Joint Venture Agreement
Exhibit 10.4	Consulting Fee Agreement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERO MARINE ENGINE, INC.

By /s/ Benjamin Langford
Benjamin Langford, President

Date: September 1, 2004